September 5, 2007

For Immediate Release

Sport Supply Group Announces FY07 Year End Results

•	Fully Diluted FY07 EPS $0.37 vs. $0.18 in FY06

•	Company Cites Numerous Integration-Related Achievements

•	Company Announces FY08 EPS Guidance of $0.60 — $0.70

The Company will host a conference call to discuss these results and future plans at 3:30PM CT today. Access the call by dialing 866 356 4441 and using pass code 93825913. A replay of the call will be made available and can be accessed by dialing 888 286 8010 and using pass code 90455384.

Dallas, TX. Sport Supply Group, Inc. (AMEX – RBI) today announced results for its fiscal year ended June 30, 2007. For the year ended June 30, 2007 the Company produced net sales of $236.9 Million and fully diluted earnings per share of $0.37, an increase of 106%, compared to FY06 EPS of $0.18.

Adam Blumenfeld, Chairman and CEO stated: “Fiscal 2007 was a year of immense change and platform building for the Company, and set the stage – we believe – for an exciting future. Despite notable distractions from the mid-year completion of the SSG acquisition, migration of the Catalog Group onto SAP by June 30, 2007 and completion of our Sarbanes Oxley compliance work by fiscal year end, we are proud to have grown both sales and profits, and achieved a number of important objectives. Among them:

- - - - - -	Top-Line Growth to $236.9 Million;
Gross Margin Improvement of 180 Basis Points to 35.3%
Operating Profit Growth of 53% to $12.7 Million;
Net Income Growth of 104% to $3.9 Million;
EPS Growth of 106% to $0.37;
Re-Branding of the Company’s Catalog, Telesales and Internet Activities;

•	Reduction in company-wide inventories by $4.9M to approximately $32.2M through SKU consolidation efforts;

•	Reduction in outstanding senior bank debt from $37.2 Million in November 2006 to $4.4 Million as of July 31, 2007.

Improving the income statement and balance sheet during a period of such tremendous operating flux is a testament to our loyal and hard working employees. We believe this year’s heavy lifting will produce a far more scalable and profitable Sport Supply Group for the years to come.”

Looking ahead, Mr. Blumenfeld stated: “We are pleased to offer fully diluted EPS guidance for Fiscal 2008 of $0.60 to $0.70. This guidance includes approximately $0.03 per share of non cash charges related to stock based compensation, and also includes an additional $0.03 in estimated dilution from the recent $18.3 million equity infusion from Andell Holdings. We anticipate net sales will grow by approximately 5% to $250 Million, and gross margins will expand 50-100bps. Regarding SG&A, we are highly focused on reducing unnecessary operating expenses in order to fully maximize the earnings potential of the Company. While we do not provide quarterly guidance, we do anticipate that quarterly comparisons will tend to improve sequentially as the year unfolds, and efficiencies from the recently completed SAP migration and facility consolidations are more fully realized.”

Mr. Blumenfeld concluded: “Fiscal 2008 marks year two of our three year operating plan. Our intention is to ‘Integrate, Optimize and Grow’. While integration work still continues, we see the Company progressing towards optimization mode in FY08. We intend to aggressively improve the efficiency of our operations and reduce cost, in order to enhance earnings, expand cash flows and set the stage for the years ahead.”

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,
	2007	2006
	(In thousands, except share and per share amounts)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,670	$4,079
Accounts receivable, net of allowance for doubtful accounts of
$1,296 and $1,496, respectively	31,154	31,004
Inventories	32,241	37,185
Current portion of deferred income taxes	3,790	3,359
Prepaid income taxes	3,208	1,607
Prepaid expenses and other current assets	1,380	2,199

Total current assets	77,443	79,433
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $4,986 and $2,755, respectively	10,678	10,087
DEFERRED DEBT ISSUANCE COSTS, net of accumulated amortization of $2,035 and $1,076, respectively	2,309	2,782
INTANGIBLE ASSETS, net of accumulated amortization of $3,379 and $2,188, respectively	8,024	9,014
GOODWILL	54,949	40,832
DEFERRED INCOME TAXES	3,045	3,156
OTHER ASSETS, net	144	417

Total assets	$156,592	$145,721

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$16,167	$14,802
Accrued liabilities	10,318	7,828
Dividends payable	259	256
Accrued interest	291	329
Current portion of long-term debt	3,608	2,210
Deferred tax liability	129	15

Total current liabilities	30,772	25,440
DEFERRED TAX LIABILITY	3,898	3,259
NOTES PAYABLE AND OTHER LONG-TERM DEBT	71,386	62,284
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN SUBSIDIARY	—	8,150
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized;
10,440,586 and 10,315,191 shares issued and 10,354,560 and 10,229,165 shares outstanding, respectively	104	103
Additional paid-in capital	44,276	43,162
Retained earnings	6,813	3,980
Treasury stock at cost, 86,026 shares	(657)	(657)

Total stockholders’ equity	50,536	46,588

Total liabilities and stockholders’ equity	$156,592	$145,721

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	For the fiscal years ended June 30,
	2007	2006	2005
	(In thousands, except share and per share data)
Net sales	$236,855	$224,238	$106,339
Cost of sales	153,295	149,159	70,385

Gross profit	83,560	75,079	35,954
Selling, general and administrative expenses	70,870	66,767	28,651
Operating profit	12,690	8,312	7,303

Other income (expense):
Interest income	191	117	581
Interest expense	(6,002)	(4,545)	(2,160)
Other income	146	223	174

Total other expense	(5,665)	(4,205)	(1,405)

Income before minority interest in income of consolidated subsidiary and income taxes	7,025	4,107	5,898
Income tax provision	2,634	1,603	2,297
Minority interest in income of consolidated subsidiary, net of tax	531	608	—

Net income	$3,860	$1,896	$3,601

Weighted average number of shares outstanding:
Basic	10,235,308	10,182,428	10,031,314

Diluted	10,373,907	10,399,130	10,279,185

Net income per share of common stock – basic	$0.38	$0.19	$0.36

Net income per share of common stock – diluted	$0.37	$0.18	$0.35

Dividends declared per share of common stock	$0.1	0 $0.10	$0.10

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, the ability to successfully complete integration related activities, actions and initiatives by current and potential competitors, and certain other additional factors described in the Company’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Source: Sport Supply Group, Inc.

Contact: Adam Blumenfeld 972 243 8100